EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 28, 2002, and to all references to our firm included in or made a part of this registration statement on Form SB-2.



/s/ Divine, Scherzer & Brody, Ltd.



Minneapolis, Minnesota
June 17, 2002